Exhibit 8.1

List of Significant Subsidiaries:

Name	Percentage of 31/12/2019	Percentage of 31/12/2018	Share/ quota capital	Ownership registered office	Activity
Italsofa Romania S.r.l.	100.00	100.00	RON 109,271,750	Baia Mare, Romania	(1)
Natuzzi (China) Ltd	100.00	100.00	CNY 106,414,300	Shanghai, China	(1)
Italsofa Nordeste S/A	100.00	100.00	BRL 157,654,283	Salvador de Bahia, Brazil	(1)
Natco S.p.A.	99.99	99.99	EUR 4,420,000	Santeramo in Colle, Italy	(2)
I.M.P.E. S.p.A.	100.00	100.00	EUR 1,000,000	Bari, Italy	(3)
Nacon S.p.A.	100.00	100.00	EUR 2,800,000	Santeramo in Colle, Italy	(4)
Lagene S.r.l.	100.00	100.00	EUR 10,000	Santeramo in Colle, Italy	(4)
Natuzzi Americas Inc.	100.00	100.00	USD 89	High Point, N. Carolina, USA	(4)
Natuzzi Iberica S.A.	100.00	100.00	EUR 386,255	Madrid, Spain	(4)
Natuzzi Switzerland AG	100.00	100.00	CHF 2,000,000	Dietikon, Switzerland	(4)
Natuzzi Germany Gmbh	100.00	100.00	EUR 25,000	Köln, Germany	(4)
Natuzzi Japan KK	100.00	100.00	JPY 28,000,000	Tokyo, Japan	(4)
Natuzzi Services Limited	100.00	100.00	GBP 25,349,353	London, UK	(4)
Natuzzi UK Retail Limited	70.00	—	GBP 100	Cardiff (UK)	(4)
Natuzzi Russia OOO	100.00	100.00	RUB 8,700,000	Moscow, Russia	(4)
Natuzzi India Furniture PVT Ltd	100.00	100.00	INR 16,200,000	New Delhi, India	(4)
Natuzzi Florida LLC	51.00	51.00	USD 4,955,186	High Point, N. Carolina, USA	(4)
Natmex S.DE.R.L.DE.C.V	99.00	99.00	MXN 69,195,993	Mexico City, Mexico	(4)
Natuzzi France S.a.s.	100.00	100.00	EUR 200,100	Paris, France	(4)
Softaly (Furniture) Shanghai Co. Ltd	96.50	96.50	CNY 100,000	Shanghai, China	(4)
Natuzzi Oceania PTI Ltd	100.00	100.00	AUD 320,002	Sydney, Australia	(4)
Natuzzi Netherlands Holding	100.00	100.00	EUR 34,605,000	Amsterdam, Holland	(5)
New Comfort S.r.l.	—	100.00	EUR 20,000	Santeramo in Colle, Italy	(6)
Italsofa Shanghai Ltd	96.50	96.50	CNY 124,154,580	Shanghai, China	(6)
Natuzzi Trade Service S.r.l.	100.00	100.00	EUR 14,000,000	Santeramo in Colle, Italy	(6)

(1)	Manufacture and distribution
(2)	Intragroup leather dyeing and finishing
(3)	Production and distribution of polyurethane foam
(4)	Services and distribution
(5)	Investment holding
(6)	Dormant